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                                                                   EXHIBIT 10.14

                 DEPOSIT ASSUMPTION AND LOAN PURCHASE AGREEMENT

                  THIS AGREEMENT ("Agreement") is made and entered into as of the 19th day of September, 2002, by and between The Industrial Bank of Korea, New York Branch ("Seller"), and Nara Bank, N.A., Los Angeles, California ("Buyer").
                  WHEREAS, Seller and Buyer have entered into a memorandum of understanding dated as of July 16, 2002;

                  WHEREAS, Seller desires to divest itself of, and Buyer desires to assume, all of Seller's deposit liabilities, including personal checking and savings accounts, passbook savings accounts, business checking accounts, club savings accounts, NOW accounts, money market accounts ("MMDA(MMA)") and time deposits (the "Accounts") listed on Schedule A (which list is subject to change between the date hereof and the Closing Date consistent with the other terms and conditions of this Agreement);

                  WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain loan assets listed on Schedule B (the "Loans");

                  WHEREAS, certain loans that will not be sold/transferred to Buyer are secured by certain Accounts; and

                  WHEREAS, subject to the receipt of regulatory approvals or exemptions therefrom, Buyer proposes to assume the Accounts and purchase the Loans, all in accordance with the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

                  1.      CLOSING.

                  1(a)    Closing Date. Subject to the receipt of regulatory
approvals or exemptions therefrom, the consummation of the transactions provided for herein (the "Closing") shall take place at 2 p.m., New York City time, at the offices of Seller on the later of November 29, 2002 or the first Friday after five (5) business days following the satisfaction or waiver of the conditions set forth in Sections 6, 7 and 8 hereof, or at such other date and time as the parties may mutually agree (the "Closing Date").

                  1(b)    Transfer of Accounts and Loans at Closing. At the
Closing, the parties shall deliver the documents required by Sections 6 and 7 hereof. After delivery of all documents

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pursuant to the foregoing, the Estimated Payment Amount (defined below) shall be made by wire transfer on or before 4 p.m., pursuant to subsection 3(b) hereof. The transfer and assumption of the Accounts shall be effective as of the close of business on the Closing Date ("Effective Time"). The calculation of balances of the Accounts, the Loans and the Payment Amount (defined below) shall be as of the close of business on the Closing Date.

                  2. ASSUMPTION OF THE ACCOUNTS, PURCHASE OF THE LOANS AND TRANSFER OF SAFETY DEPOSIT BOX SERVICES.

                  2(a)    Assumption of Accounts. Buyer shall assume, as of and
at the Effective Time and subject to the terms and conditions set forth herein, liability for payment and performance of all of Seller's duties, responsibilities, obligations and liabilities for the Accounts, including, but not limited to, the payment of principal and interest thereon and interest accrued from and after the Effective Time, all in accordance with the terms of the Accounts. Other than those liabilities specifically assumed under this
Section 2(a), Buyer shall not assume any liabilities of Seller, whether known or unknown, disclosed or undisclosed, contingent or otherwise, which have arisen or may arise or be established in connection with the conduct of business of the Seller prior to the Closing Date (the "Excluded Liabilities").

                  2(b)    Purchase of Loans. Seller shall transfer and Buyer
shall purchase, as of and at the Effective Time and subject to the terms and conditions set forth herein, the Loans listed on Schedule B. Seller further agrees that it shall transfer all rights to and interests in the Loans and any security agreements to the Buyer as of the Effective Time.

                  2(c)    Safety Box Business. Subject to regulatory approvals
of Buyers and Seller, Buyer shall provide Safety Deposit Box Users (as defined below) with use of, and services relating to use of, a safety deposit box or safety deposit boxes which are substantially similar to the use and services provided by Seller at the Effective Time. On the Closing Date, Seller and Buyer shall settle any and all fees related to the safety deposit boxes, received or accrued but uncollected, on a pro-rata daily basis. Seller shall transfer to Buyer, all amounts collected as a security deposit for use of the safety deposit boxes from each Safety Deposit Box User as of the Closing Date. "Safety Deposit Box Users" shall mean holders of Accounts who have use of, and services relating to use of, a safety deposit box or safety deposit boxes provided by the Seller at the Effective Time.

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                  3.      PRICE AND PAYMENT; PLEDGED ACCOUNTS.

                  3(a)    Payment Amount.

                  (i) The price to be paid by Seller in consideration of the assumption of the Accounts by Buyer in accordance with this Agreement (the "Account Payment Amount") shall be an amount equal to one hundred percent (100%) par value of the Accounts assumed by Buyer at the Effective Time, which par value shall include the total principal balance of the Accounts at the Effective Time plus accrued but uncredited or unpaid interest thereon, minus accrued but uncredited debits thereon, minus the premium calculated pursuant to the formula set forth in Appendix I hereto.

                  (ii) The price to be paid by the Buyer in consideration of the transfer of the Loans to the Buyer in accordance with this Agreement (the "Loan Payment Amount") shall be an amount equal to one hundred percent (100%) of the value of such Loans as recorded on the books and records of the Seller, which books and records shall reflect any write-downs or write-offs, and as adjusted by all earned interest as of the Effective Time.

                  (iii) The net amount to be paid by Seller ("Payment Amount") shall be the net of the Account Payment Amount and the Loan Payment Amount.

                  3(b)    Payment Procedure. The Payment Amount shall be paid by
Seller as follows:

                  (i) Not less than two (2) business days prior to the Closing Date, Seller shall deliver to Buyer its good faith estimate of the Payment Amount (the "Estimated Payment Amount").

                  (ii) At the Closing, Seller shall pay to Buyer by wire transfer to an account designated in writing by Buyer of immediately available funds an amount equal to the Estimated Payment Amount.

                  (iii) As soon as practicable after the Closing but in no event later than thirty (30) business days after the Closing Date, Buyer and Seller shall, in good faith, make a final determination of the Payment Amount after the receipt by Seller of a Buyer's statement setting forth the amount of the Payment Amount as determined in accordance with the provisions of this Agreement, including work papers, schedules and other supporting data as may be reasonably requested by Seller to enable it to verify such determination. If the Estimated Payment Amount

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paid at the Closing exceeds the Payment Amount, Buyer shall refund the excess to Seller, and, if the Payment Amount exceeds the Estimated Payment Amount paid at the Closing, Seller shall pay to Buyer the excess.

                  (iv) Notwithstanding the provisions of Subsection 3(b)(iii) hereof, and subject to the following sentence, Buyer shall reimburse Seller or Seller shall reimburse Buyer, as the case may be, for any amount by which the balance of any Account used in determining the Payment Amount did not accurately reflect the balance of such Account as of the close of Seller's books on the day before the Closing Date as a result of any error or inaccuracy in the books and records of Seller as of the close of business on such date (other than as a result of items in transit, which are to be handled as set forth in Section 10 hereof). Such reimbursement shall be made to the party entitled thereto promptly following the discovery of such error or inaccuracy; provided, however, that no reimbursement for any discrepancy shall be made after (i) the date that is ninety (90) days after the Closing Date or (ii) in the case of Accounts with maturities or withdrawal notice periods of fifteen (15) days or more, the date that is (A) one year after the Closing Date or (B) thirty (30) days after the maturity of such Accounts, whichever is earlier, provided, further, that the foregoing time limitations shall not apply if Buyer is entitled to indemnification from Seller because of the error or inaccuracy, in which case Subsection 12(b) shall apply.

                  3(c).   Pledged Accounts Securing Certain Loans. Buyer and
Seller acknowledge that certain Accounts (MMDA(MMA) and time deposits) to be transferred to Buyer at the Closing may be securing certain loans that will not be sold to Buyer. In such event, Buyer agrees that, upon a written request of any such depositor/borrower, it will issue a certificate of deposit on the same terms and conditions as the applicable Account or on terms and conditions as may be agreed in good faith with such depositor/borrower (the "Special COD"), which certificate of deposit will be pledged by the depositor/borrower to Seller for any loans outstanding as of the Closing Date. Unless required by applicable rules and regulations, such as Regulation D, Buyer acknowledges and agrees that such Special COD may be terminated early by the depositor/borrower without any penalty.

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                  4.      REPRESENTATIONS AND WARRANTIES OF SELLER.

                  Seller hereby represents and warrants to Buyer as follows:

                  4(a)    Organization; Good Standing; Corporate Authority.
Seller is a New York State licensed branch duly licensed, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to execute, deliver and perform this Agreement.

                  4(b)    FDIC Insurance. Seller is an insured depository
institution within the meaning of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and, to the knowledge of Seller, other than in connection with Seller's proposed voluntary termination of the FDIC insurance upon consummation of the transactions contemplated hereby, there is no action pending or threatened to terminate its status as an insured depository institution. The Accounts are insured by the FDIC to the fullest extent permitted by the FDI Act and the rules and regulations of the FDIC thereunder.

                  4(c)    Due Authorization. The execution, delivery and
performance of this Agreement by Seller and the consummation of the transaction contemplated hereby by Seller have been duly and validly authorized and approved by The Industrial Bank of Korea in accordance with its Articles of Incorporation and internal policies and procedures and all requisite corporate actions have been taken so that this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). The execution, delivery and performance of this Agreement does not and will not conflict with any law, regulation or order applicable to Seller and will not result in a breach of Seller's charter, bylaws or similar organizational document or any license or of any agreement or instrument to which Seller is a party or by which Seller or the Accounts are bound.

                  4(d)    Accounts, Loans and Lists.

                  (i) Seller has delivered to Buyer a true and complete list of each Account as of the date of this Agreement (it being acknowledged by Buyer that such list is subject to change

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between the date hereof and the Closing Date), listing the balance of each
Account as of the most recent practicable date, the interest rate, the accrued interest thereon, and the type of Account (the "Account List," attached as Schedule A hereto). Seller also has delivered to Buyer a true and complete copy of the account forms for all Accounts.

                  (ii) Seller has delivered to Buyer a true and complete list of each Loan as of the date of this Agreement (it being acknowledged by Buyer and Seller that such list is subject to change between the date hereof and the Closing Date), listing the principal balance of each Loan as of the most recent practicable date, the interest rate, the earned interest thereon, the Account which secures each Loan, and the type of Loan (the "Loan List," attached as Schedule B hereto). Seller also represents that Seller has timely booked any write-downs and write-offs as required by GAAP and any applicable regulations.

                  4(e)    No Broker. No agent, broker, investment banker, person
or firm retained or allegedly retained by Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated herein.

                  4(f)    Loans. (i)      Seller has provided to Buyer true and
accurate information concerning the Loans, and no material information with respect to the Loans has been withheld from Buyer.

                  (ii) (A) Each Loan is a legal, valid and binding obligation of the obligor named therein, is in full force and effect and is enforceable against the obligor named therein in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief); (B) Seller has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; (C) all documents and agreements necessary for Seller to enforce such Loan are in existence and in Seller's possession; (D) no claims, counterclaims, set-off rights or other rights exist, nor do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any Loan which could impair the collectibility thereof; (E) each Loan has been, in all material respects, originated and serviced in accordance with Seller's then applicable underwriting guidelines, the terms of the relevant credit documents and

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agreements; and (F) all Loans identified on the Loan List are in compliance with all applicable laws, orders and regulations.

                  4(g)    Litigation. Seller has not been contacted in writing
by counsel for any plaintiff or claimant with regard to any litigation involving any of the Accounts or Loans and Seller is not aware of any pending or threatened litigation involving any of the Accounts or Loans.

                  5.      REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to Seller as follows:

                  5(a)    Organization; Good Standing; Corporate Authority.
Buyer is a national bank, duly organized, validly existing and in good standing under the laws of the United States and has the requisite corporate power and authority to execute, deliver and perform this Agreement.

                  5(b)    FDIC Insurance, Etc. Buyer is an insured depository
institution within the meaning of the FDI Act. There is no action, suit, proceeding, inquiry or investigation, at law or equity, or before or by any court, regulatory agency, public board or body pending or, to the best of Buyer's knowledge, threatened, which would either prevent or materially delay the consummation of the transactions contemplated hereby.

                  5(c)    Due Authorization. The execution, delivery and
performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized and approved by the Board of Directors of Buyer and all requisite corporate actions have been taken so that this Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). The execution, delivery and performance of this Agreement does not and will not conflict any law, regulation or order applicable to Buyer and will not result in a breach of Buyer's charter, bylaws or of any agreement or instrument to which Buyer is a party or by which Buyer is bound.

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                  5(d)    No Broker. No agent, broker, investment banker, person
or firm retained or allegedly retained by Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated herein.

                  6.      CONDITIONS TO OBLIGATIONS OF BUYER.

                  The obligations of Buyer hereunder are subject to the satisfaction or waiver, on or before the Closing, of the following conditions:

                  6(a)    Performance. Each of the acts and undertakings of
Seller to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

                  6(b)    Representations. All of the representations and
warranties made by Seller herein shall be true as of the Closing Date with the same force and effect as though such representations and warranties had been made as of such date.

                  6(c)    Absence of Proceedings and Litigation. No order shall
have been entered and remain in force at the Closing Date restraining or prohibiting the transactions contemplated by this Agreement in any legal, administrative or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement which, in the reasonable judgment of Buyer, could be materially adverse to Buyer or Buyer's assumption of the Accounts.
                  6(d)    Documents. Buyer shall have received at the Closing on
the Closing Date the following documents from Seller:

                  (i) resolutions of Seller's Board of Directors certified by Seller's Secretary or an Assistant Secretary, authorizing the signing and delivery of this Agreement and the other agreements and instruments referred to herein and the consummation of the transactions contemplated hereby and thereby;

                  (ii) a certificate signed by an officer of Seller stating that the conditions set forth in subsections 6(a) and 6(b) have been fulfilled;

                  (iii) the documents and information which Seller is required to deliver at or prior to the Closing Date by other provisions of this Agreement; and
                  (iv) such other documents and instruments as Buyer may reasonably request to consummate the transaction contemplated herein.

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                  7.      CONDITIONS TO OBLIGATIONS OF SELLER.

                  The obligations of Seller hereunder are subject to the satisfaction or waiver, on or before the Closing, of the following conditions:

                  7(a)    Performance. Each of the acts and undertakings of
Buyer to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

                  7(b)    Representations. All of the representations and
warranties made by Buyer herein shall be true as of the Closing Date with the same force and effect as though such representations and warranties had been made as of such date.

                  7(c)    Absence of Proceedings and Litigation. No order shall
have been entered and remain in force at the Closing Date restraining or prohibiting the transactions contemplated by this Agreement in any legal, administrative or other proceeding and no action or proceeding shall have been instituted or threatened on or before the Closing Date pertaining to the transactions contemplated by this Agreement which, in the reasonable judgment of Seller, could be materially adverse to Seller.

                  7(d)    Documents. Seller shall have received at the Closing
Date the following documents from Buyer:

                  (i) resolutions of Buyer's Board of Directors certified by Buyer's Secretary or an Assistant Secretary, authorizing the signing and delivery of this Agreement and the other agreements and instruments referred to herein and the consummation of the transactions contemplated hereby and thereby;

                  (ii) a certificate signed by an officer of Buyer stating that the conditions set forth in subsections 7(a) and 7(b) have been fulfilled;

                  (iii) the documents and information which Buyer is required to deliver at or prior to the Closing Date by other provisions of this Agreement; and

                  (iv) such other documents and instruments as Seller may reasonably request to consummate the transaction contemplated herein.

                  8.      CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.

                  The obligations of both parties to this Agreement are subject to the condition that all filings and registrations with, and notifications to all federal and state authorities required for

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consummation of the transactions contemplated by this Agreement, shall have been made, all regulatory approvals shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.

                  9.      ACTIONS PRIOR TO CLOSING.

                  9(a)    Best Efforts. Seller and Buyer each agree to cooperate
with the other and to use their best efforts to consummate the transactions contemplated by this Agreement.

                  9(b)    Conduct of Business Prior to Closing. Except as
provided herein and as may be otherwise required by any regulatory authority, and between the date of this Agreement and the Closing Date, Seller will (i) conduct its deposit business in the ordinary course and substantially in the same manner as heretofore conducted; (ii) not cause or induce the depositors to transfer or withdraw from Accounts except upon the unsolicited request of a depositor in the ordinary course of business or as may be required by law, regulation or any regulatory authority; and (iii) not effect any changes to the terms of any Account, including in the interest rate applicable thereto, except for changes in the ordinary course of business.

                  9(c)    Access to Records and Information. Between the date of
this Agreement and the Closing Date, Seller will afford Buyer and its authorized agents and representatives reasonable access during normal business hours, upon reasonable notice to Seller, to records and other information within Seller's possession relating to the Accounts and the Loans. Seller shall provide to Buyer assistance in Buyer's investigation of matters relating to the Accounts and the Loans; provided, however, Buyer's investigations shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers and employee relations. Seller shall provide to Buyer information requested by Buyer sufficient to prepare and deliver necessary change of terms notices in sufficient time to allow for changes to the terms of the Accounts effective upon transfer to Buyer. Seller shall provide full access to the books and records necessary for servicing of the Accounts and the Loans commencing immediately after close of business on the business day immediately preceding the Closing Date for transfer to Buyer's premises.

                  9(d)    Regulatory Applications and Approvals. Buyer will
promptly, but no later than fifteen (15) days from the date hereof, file all regulatory applications and notices required to consummate the transactions contemplated hereby. Buyer and Seller agree to use their best efforts to obtain as promptly as practicable such regulatory approval and other approvals or

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consents, if any, as may be necessary to consummate the transactions contemplated hereby. Seller shall promptly notify Buyer upon receipt of any regulatory approval or consent.

                  9(e)    Computer Services: Trial Balances. Buyer and Seller
shall cooperate with each other and any applicable service bureau and shall use their best efforts in order to cause the transfer on the Closing Date of all information and records relating to the Accounts and the Loans from Seller's computer system to Buyer's computer system.

                  9(f)    Further Assurances. On and after the Closing Date,
Seller shall give such reasonable further assurances to Buyer and, upon Buyer's reasonable request, shall execute, acknowledge and deliver all such acknowledgments, documents and other instruments and take such further action as may be reasonably necessary and appropriate to transfer all of the Accounts in full to Buyer and to vest in Buyer full, legal and equitable title to all of the Loans, including without limitation providing Buyer with access to any documents, records and other information in Seller's possession that are not already provided to Buyer and reasonably related to the Accounts or Loans.

                  10.     ITEMS IN TRANSIT.

                  Except as provided in this subsection, Buyer shall obtain the benefit of and shall bear the risk of all checks, drafts, withdrawal orders, and items of any kind which are deposited and credited to an Account by Seller prior to Closing ("Deposit Items") relating to or originating from the Accounts which are in transit as of the Effective Time. Any Deposit Items that were credited for deposit to an Account prior to the Effective Time and are returned unpaid ("Returned Item") on or after the Effective Time will be handled in following manner. (This provision shall survive termination of the Agreement):

                  (i) If there are sufficient funds in the Account to which such Returned Item was credited, Buyer will debit any or all of such Account an amount equal in the aggregate to such Returned Item and shall repay that amount to Seller; or

                  (ii) If there are not sufficient funds in the Account, Buyer will use its best efforts to obtain reimbursement from the party to whom the Returned Item was credited, but Buyer will have no obligation to repay Seller an amount in excess of what is in the Account unless and until Buyer obtains reimbursement from the party liable for such Returned Item.

                  (iii) Any repayment obligation of the Buyer to the Seller for Returned Items shall be conditional upon such Returned Items being debited from the Seller's account with the

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Federal Reserve Bank after the Closing Date. To the extent that the processing of any item or transaction pursuant to this Section 10 requires the cooperation of the other party, that party will provide such cooperation.

                  11.     PRESS RELEASES: CONTACT WITH DEPOSITORS.

                  Unless required by law, the parties agree that, to the extent practicable, they will cooperate on any public announcements, communications or other publicity concerning the transaction contemplated by this Agreement. Seller shall promptly, but not later than ten (10) days after receiving notice from Buyer of receipt of any regulatory approval or consent, deliver to Buyer the names and addresses of the holders of the Accounts and of the borrowers on the Loans that are to be purchased by Buyer. Buyer may use the address list to send change of terms notices within sufficient time to permit change of terms of the Accounts on the Closing Date. Buyer shall give Seller a reasonable opportunity to review and comment upon Buyer's written communications (other than portions of said communications which set forth the specific changes proposed to the terms and rates of the Accounts) to the holders of the Accounts and to the borrowers on the Loans prior to the Closing. Commencing not earlier than two (2) weeks prior to the estimated Closing Date, Buyer may commence telephone and further written communications with holders of Accounts to be assumed under this Agreement and with borrowers on the Loans to be purchased under this Agreement for the purpose of assisting such Account holders in the transition of the Accounts to Buyer. Buyer shall give Seller a reasonable opportunity to review and comment on such written communications and Buyer's script, fact sheet or any other document used in connection with such telephonic communications (other than portions of said communications which set forth the specific changes proposed to the terms and rates of the Accounts). Not later than ten (10) business days after all regulatory approval of the transactions contemplated by this Agreement, Seller shall give written notice of this transaction to the holders of its Account and to the borrowers on the Loans. Seller shall give Buyer a reasonable opportunity to review and comment upon the contents of such notice.

                  12.     INDEMNIFICATION AND CERTAIN OTHER MATTERS.

                  12(a) Indemnification by Seller. Seller shall indemnify and hold harmless Buyer and its directors, officers, employees and affiliates from, and shall reimburse Buyer and its directors, officers, employees and affiliates for, any loss, fee, cost, expense, damage, liability or

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claim (including, without limitation, any and all fees, costs and expenses whatsoever, reasonably incurred by Buyer or such other persons in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) (hereinafter referred to as "Losses") arising out of, based upon, or resulting from (i) the inaccuracy of any representation or warranty of Seller contained in
Section 4 of this Agreement; (ii) Seller's breach of or failure to perform in any material respect any of its covenants or agreements contained in this Agreement; (iii) any obligation or liability of Seller arising out of the Accounts and Deposits before the Effective Time which is not expressly assumed by Buyer pursuant to this Agreement, including, but not limited to, Seller's management or administration of the Accounts prior to the Effective Time (including without limitation any claims asserted after the Effective Time and attributable to the period before the Effective Time); (iv) any liability for payroll, withholding, property, excise, sales, use and transfer taxes imposed by the United States or by any other taxing authority relating to the Accounts which are due and payable by Seller for the period prior to the Effective Time; or (v) any Excluded Liabilities.

                  12(b)   Indemnification by Buyer. Buyer shall indemnify and
hold harmless Seller and its respective directors, officers, employees and affiliates from, and shall reimburse Seller and its respective directors, officers, employees and affiliates for, any loss, fee, cost, expense, damage, liability or claim (including, without limitation, any and all fees, costs and expenses whatsoever, reasonably incurred by Seller or such other persons in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any threatened or asserted claim) (hereinafter referred to as "Losses") arising out of, based upon or resulting from (i) the inaccuracy of any representation or warranty of Buyer which is contained in Section 5 of this Agreement; (ii) Buyer's breach of or failure to perform in any material respect any of its covenants or agreements contained in this Agreement, including, but not limited to, Buyer's assumption of the Accounts; (iii) any obligation or liability of Buyer arising out of the Accounts after the Effective Time, including, but not limited to, Buyer's management or administration of the Accounts after the Effective Time; or (iv) any liability for payroll, withholding, property, excise, sales, use or transfer taxes imposed by the United States or by any other taxing authority relating to the Accounts which are due and payable by Buyer for the period after the Effective Time.

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                  12(c)   Procedure. In the event of the occurrence of any event
which any party asserts is an indemnifiable event pursuant to this Section 12, such party shall notify the indemnifying party promptly and, if such event involves the claim of any third party, the indemnifying party shall be entitled to assume the defense of any claim as to which this Section 12 requires it to indemnify the other party, provided that (i) the indemnified party may, if it so desires, employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnifying party shall obtain the prior written approval of the indemnified party, which approval shall not be unreasonable withheld, before entering into any settlement, adjustment or compromise of such claim or ceasing to defend against such claim.

                  12(d)   Survival. Except where otherwise stated herein, for a
period of ninety (90) days from the Closing Date for the Accounts and one hundred and eighty (180) days from the Closing Date for the Loans, all representations, warranties, covenants indemnities and agreements contained in or made pursuant to this Agreement (including any exhibit, certificate, document or statement delivered pursuant hereto) shall survive the Closing and any investigation conducted by any party or any information which any party may have from time to time. From and after the date that is ninety (90) days from the Closing Date for the Accounts and one hundred and eighty (180) days from the Closing Date for the Loans, all such representations, warranties, covenants, indemnities and agreements shall terminate and be of no further force and effect, other than such claims for indemnity with respect to which notice has been given to the indemnifying party prior to such date.

                  13.     TERMINATION.

                  13(a)   Termination Events. This Agreement shall terminate and
be of no further force or effect, upon the occurrence of any of the following:

                  (i) Any regulatory authority whose consent or approval is necessary for consummation of the transactions contemplated hereby shall have issued a final order denying or refusing to grant any such approval or consent or shall have granted such approval but shall have imposed conditions that are or would become applicable to either Seller or Buyer that either Seller or Buyer reasonably and in good faith deems to be materially burdensome to it; or

                  (ii)    mutual agreement of the parties evidenced in writing;
or

                  (iii) immediately upon the expiration of thirty (30) days from the date that either party hereto has given notice to the other party hereto of such other party's material breach

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or misrepresentation of any condition, warranty, representation or covenant herein; provided, however, that no such termination shall take effect if within said thirty (30) day period the party so notified shall have corrected in all material respects the grounds for termination as specified in the aforementioned notice; or

                  (iv) written notice by Buyer or Seller to the other party if the Closing shall not have taken place by December 31, 2002, other than by reason of a matter within the control of the person asserting such termination provided that if, as of such date, all regulatory approvals necessary for the consummation of the transactions contemplated hereunder have been received but the Closing cannot take place because any applicable waiting period has not expired, the parties agree that this Agreement shall be extended for such period as shall be required for the expiration of such waiting period and, within a reasonable time thereafter, the Closing; or

                  (v) written notice by Buyer or Seller given to the other party after entry of a final, restraining order or injunction prohibiting the assumption of the Accounts.

                  13(b)   No Termination for Own Breach. Notwithstanding
anything to the contrary herein contained, neither party hereto shall have the right to terminate this Agreement on account of its own breach or any non-material breach by the other party hereto.

                  14.     NOTICES.

                  Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, or sent by facsimile transmission or otherwise actually delivered, addressed as follows:

                  To Seller:        Mr. Dong-Kyu Ahn
                                    General Manager
                                    Industrial Bank of Korea
                                    16 West 32nd Street
                                    New York, New York  10001
                                    Telephone: (212) 268-6363 Ext. 221
                                    Facsimile: (212) 268-6696

                  Copy to:          Nelson K. Ahn, Esq.
                                    Sidley Austin Brown & Wood LLP
                                    787 Seventh Avenue
                                    New York, New York 10019
                                    Telephone: (212) 839-5559
                                    Facsimile: (212) 839-5599

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

                  To Buyer:         Jungho Kim
                                    Senior Vice President
                                    Nara Bank, NA
                                    29 W. 30th Street
                                    New York, NY 10001
                                    Telephone: (212) 563-9130
                                    Facsimile: (212) 279-0728

                  Copy to:          Michel Urich, Esq.
                                    Director of Legal Affairs
                                    Nara Bank, NA
                                    3701 Wilshire Blvd., Suite 220
                                    Los Angeles, CA 90010
                                    Telephone: (213) 235-3250
                                    Facsimile: (213) 235-3257

                  or such other address as shall be furnished in writing by either party.

                  15.     EXPENSES.

                  Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses.

                  16.     CONFIDENTIALITY.

                  Except to the extent disclosure is required by law, Buyer will maintain the confidentiality of all information obtained from Seller which is not publicly available (the "Information"), and will use the Information only for purposes reasonably related to this Agreement and the transactions contemplated herein. Buyer shall guard and protect the Information with the highest degree of care. In the event of termination of this Agreement, Buyer shall promptly deliver to Seller the Information, and all copies thereof which are in the possession or under the control of Buyer or its officers, directors, employees or agents, or (in the case of copies) certified to Seller that all such copies have been destroyed. That portion of Buyer's summaries, analysis, memoranda, correspondence, notes and other writings containing Information shall be modified to delete, destroy or render illegible material based in whole or in part on such Information and the deletion, destruction and/or rendering of portions of said material illegible shall be certified to Seller. The mutual covenants contained in this Section shall survive termination of this Agreement.

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

                  17.     ENTIRE AGREEMENT, MODIFICATIONS, WAIVERS, HEADINGS.

                  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith, and confers no rights or benefits upon any person not a party hereto. No modification or terminations of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Section and subsection headings are not to be considered part of this Agreement, are solely for convenience of reference, are not intended to be full or accurate descriptions of the contents of any section or subsection.

                  18.     SUCCESSORS AND ASSIGNS.

                  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns, but rights under this Agreement may not be assigned and duties hereunder may not be delegated by either party without the written consent of the other.

                  19.     COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                  20.     NON-SOLICITATION.

                  Prior to the Closing, Seller will not knowingly solicit any of its customers, either directly or indirectly, to reduce, transfer or close any of the Accounts, or open deposit accounts or conduct any type of business at other branches of the Seller that are not the subject of this Agreement. For a period of twelve (12) months following the Closing Date, Seller will not, directly or indirectly, knowingly solicit retail deposits by the use of direct mail, telemarketing programs or other similar marketing methods specifically directed at former customers whose Accounts were transferred to Buyer and who have no ongoing customer relationship with Seller. Notwithstanding the previous sentence, this Section 20 shall not limit the right of Seller to solicit customers through a general marketing program not targeted to former deposit customers whose Accounts were transferred to Buyer or to solicit customers who are also customers of other operations or branches of Seller or are customers with respect to other products administered by Seller. All of the provisions of Section 20 shall survive the Closing.

                  21.     GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the principles of the conflicts of laws, except to the extent matters may be governed as a matter of law by federal law. FURTHERMORE, THE PARTIES EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY A PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                  22.     MISCELLANEOUS.

                  Buyer and Seller agree to use their best efforts to address specific operations issues not covered in this Agreement in a separate side agreement to be negotiated in good faith.

                   [Rest of the page left intentionally blank]

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                   Seller
                                   The Industrial Bank of Korea, New York Branch

                                   By______________________
                                   Name:___________________
                                   Title:__________________

                                   Buyer
                                   Nara Bank, National Association

                                   By_____________________
                                   Name:__________________
                                   Title:_________________

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